UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2026

STARDUST POWER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39875	99-3863616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 E. Putnam Ave, Suite 378, Greenwich, CT 06830

(Address of principal executive offices)

(800) 742-3095

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SDST	The Nasdaq Capital Market
Redeemable warrants, with 10 warrants exercisable for one share of Common Stock at an exercise price of $115.00	SDSTW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of General Counsel, Chief Compliance Officer and Secretary of the Company

On January 26, 2026, Stardust Power Inc. (the “Company”) appointed Bruce Czachor as the Company’s General Counsel, Chief Compliance Officer and Secretary, effective immediately.

Mr. Czachor, 64 years old, brings over 35 years of legal and corporate experience, and has served in executive and legal leadership roles at public companies and international law firms. During the past five years, Mr. Czachor has served as Executive Vice President – Chief Legal Officer and Secretary of Piedmont Lithium Inc., a U.S. public company, and its predecessor Australian company since December 2018. Prior to that, he served as a partner and associate in major international law firms in New York, Toronto, and Silicon Valley from 1988 through 2017. Mr. Czachor holds a Juris Doctorate degree from New York Law School, and a Bachelor of Arts degree in Political Science from Binghamton University. Mr. Czachor is also a director of Vinland Lithium Inc., a public company listed on the TSXV under the symbol “VLD”.

In connection with Mr. Czachor’s appointment, the Company and Mr. Czachor entered into an Executive Employment Agreement dated January 26, 2026 (the “Employment Agreement”). Under the Employment Agreement, Mr. Czachor’s employment term commenced on January 26, 2026, and provides for (i) an annualized base salary of $400,000, payable in accordance with the Company’s regular payroll practices, (ii) a discretionary annual bonus targeted at 75% of base salary (the “Target Bonus”), with a maximum annual bonus opportunity equal to 200% of the Target Bonus, in each case as determined by the Board (or a committee thereof), and (iii) a sign-on award of 40,000 shares of the Company’s common stock. The Employment Agreement further provides for Mr. Czachor’s participation in the Company’s benefit plans on the same basis as other similarly situated executives, reimbursement of reasonable business expenses, and eligibility to receive additional equity incentive grants as determined by the Board (or a committee thereof) in its discretion.

The Employment Agreement provides that, upon a “Covered Termination” (as defined in the Employment Agreement), and subject to Mr. Czachor’s timely execution and non-revocation of a release of claims (and continued compliance with the Employment Agreement’s restrictive covenants, subject to the cure mechanics set forth therein), Mr. Czachor will be eligible to receive certain severance benefits, as follow: (1) if the Covered Termination occurs outside the period beginning three months prior to a change in control and ending 12 months following a change in control (the “CIC Protection Period”), the severance benefits include a lump sum cash payment equal to 12 months of base salary and Company-paid or reimbursed COBRA premiums for up to 12 months, and full acceleration of outstanding unvested equity awards (with performance-based awards vesting at target); and (2) if the covered termination occurs during the CIC Protection Period, the severance benefits include a lump sum cash payment equal to two times the sum of (i) base salary and (ii) the Target Bonus in effect for the year of termination, Company-paid or reimbursed COBRA premiums for up to 12 months (subject to the conditions set forth in the Employment Agreement), and full acceleration of outstanding unvested equity awards (with performance-based awards vesting at target). The Employment Agreement also includes a Section 280G cutback provision under which payments may be reduced to the extent necessary to avoid excise taxes, if such reduction would result in a greater after-tax amount to Mr. Czachor, as determined in accordance with the Employment Agreement.

2

The Employment Agreement includes restrictive covenants and related enforcement provisions, including confidentiality obligations, a one-year non-competition covenant, and other post-termination restrictions, in each case as set forth in the Employment Agreement.

There are no arrangements or understandings between Mr. Czachor and any other persons, pursuant to which he was appointed as General Counsel, Chief Compliance Officer and Secretary of the Company, and there are no family relationships among any of the Company’s directors or executive officers and Mr. Czachor, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 26, 2026, the Company issued a press release announcing the appointment of Bruce Czachor as the Company’s General Counsel, Chief Compliance Officer and Secretary. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Executive Employment Agreement, dated January 26, 2026, by and between Stardust Power Inc. and Bruce Czachor
99.1	Press Release, dated January 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARDUST POWER INC.

Date: January 30, 2026	By:	/s/ Roshan Pujari
	Name:	Roshan Pujari
	Title:	Chief Executive Officer

4